                                   EXHIBIT 21
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
                              LIST OF SUBSIDIARIES
                              --------------------

              Name                                 State of Incorporation
              ----                                 ----------------------
The State Bank and Trust Company                            Ohio
   The Peoples Banking Company                              Ohio
The Citizens Savings Bank Company                           Ohio
The First National Bank of Ottawa                Nationally Chartered Bank
Reliance Financial Services, N.A. *           Nationally Chartered Trust Company
    Rurban Mortgage Company *                               Ohio
  Rurban Life Insurance Company                           Arizona
   Rurbanc Data Services, Inc.                              Ohio

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* Reliance Financial Services, N.A. and Rurban Mortgage Company are wholly-owned subsidiaries of The State Bank and Trust Company.